UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2012 kit digital, inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34437 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

26 West 17th Street 2nd Floor

New York, New York 10011

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 15, 2012, the Audit Committee of the Board of Directors of KIT digital, Inc. (the “Company”) concluded that, because of errors and irregularities identified by the Company in its historical financial statements, the financial statements for (1) the years ended December 31, 2009, 2010 and 2011 and (2) each of the three quarters in 2009, 2010 and 2011 will be restated. As a result of the restatement of these prior periods, the Company will also restate the quarters ended March 31, 2012 and June 30, 2012. Accordingly, investors should no longer rely upon the Company’s previously issued financial statements for these periods, any earnings releases or other communications relating to these periods, or projections or estimates for any future periods.

This decision was reached after discussions with the Company’s senior management and outside advisors. The Audit Committee discussed the matters described in this report with Grant Thornton LLP, the Company’s independent registered public accounting firm.

The accounting errors and irregularities relate primarily to recognition of revenue related to certain perpetual software license agreements entered into by the prior management team in 2010 and 2011. These errors and irregularities were discovered in connection with the Audit Committee’s previously disclosed investigation of certain transactions that resulted in impairment charges. The Audit Committee has also determined that certain transactions entered into by the Company under the prior management team during fiscal years ended December 31, 2008 through 2011 were related party transactions and that additional disclosure with respect to those transactions should have been included in the footnotes to the relevant financial statements.  Because of the timing of the completion of the Audit Committee investigation and the Company’s ongoing review and investigation of certain transactions, the Company requires additional time to complete an analysis of the accounting treatment for the software licenses and to determine the extent of the corrections that may be required to its historical financial statements. Other effects on previous financial statements are also possible. Accordingly, the Company cannot currently quantify the potential impact of the restatement.

Item 8.01. Other Events

Additional Information

As of today, the Company has approximately $10.6 million of cash and cash equivalents, of which approximately $4.0 million is restricted cash.  The Company also has approximately $11.0 million outstanding under a secured loan facility and $2.5 million under an unsecured related party note.  The Company is currently up to date with the principal and interest payments due under those loans, however, as a result of the restatement discussed above, there is an Event of Default under the secured loan facility and the Company is in discussions with the lenders. As previously disclosed, the Company has also experienced substantial losses this year, including costs related to previously disclosed litigations and restructuring expenses and will also incur additional costs related to the restatement discussed above.  As a result of these circumstances, and based on the Company's forecast, the Company expects to continue to incur significant cash expenditures.

As a result of these challenges, the Company is considering a broad set of strategic alternatives including financing transactions as well as other strategic transactions including a sale of the Company or its assets. The Company continues to examine the reduction of working capital requirements to further conserve cash and may need to take additional actions in the near-term, which may include additional personnel reductions and suspension of certain development activities.

        The above actions may or may not prove to be consistent with the Company's long-term strategic objectives, which have shifted in the current year, as the Company discontinued certain non-core assets, among other things. No assurance can be given that the Company will be able to enter in to an agreement for a sale of the Company or its assets or obtain financing on favorable terms, if at all, or to successfully further reduce costs in such a way that would continue to allow the Company to operate its business.

Annual Meeting Cancellation

As a result of the restatement, the Company is cancelling its 2012 Annual Meeting of Stockholders. Under current SEC rules, the restatement must be complete before the Company may hold an annual meeting of stockholders. The Company originally scheduled the 2012 Annual Meeting of Stockholders to occur on December 5, 2012.

Important Caution Regarding Forward-Looking Statements

This report contains certain "forward-looking statements." These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans" and variations of these words or similar words. These forward-looking statements include statements regarding the Company’s intent to restate certain prior period financial statements and the errors that resulted in the Audit Committee reaching the decision that these historical financial statements could no longer be relied upon. There can be no assurance that the Company’s Board of Directors, Audit Committee, management or independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different from management’s current estimates or identify additional issues in connection with the restatement or that these issues will not require additional corrections to the Company’s prior period financial statements. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this report. These risks and uncertainties include the risk that additional information may become available in preparing and auditing the financial statements would require the Company to make additional corrections, the time and effort required to complete the restatement of the financial statements, the ramifications of the Company’s potential inability to timely file periodic and other reports with the Securities and Exchange Commission, including potential delisting of the Company’s common stock on NASDAQ and the risk of litigation or governmental investigations or proceedings relating to these matters. Certain risks and uncertainties related to our business are or will be described in greater detail in our filings with the Securities and Exchange Commission. Except as required by applicable law, the Company is not under obligation to (and expressly disclaims any such obligation to) update its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Fabrice Hamaide
Fabrice Hamaide,
Chief Financial Officer and Secretary

Date: November 21, 2012